Exhibit 10.1

CONFORMED COPY

AMENDMENT TO JOINT VENTURE AGREEMENT

RELATING TO GULF RE HOLDINGS LIMITED

This Amendment is made as of May 18, 2011, to the Joint Venture Agreement (Agreement), dated January 22, 2008, between GULF INVESTMENT CORPORATION GSC, a company incorporated in the State of Kuwait whose principal office is at Jaber Al-Mubarak Street, Al-Sharq, Kuwait City, State of Kuwait (GIC), and ARCH REINSURANCE LTD., a limited company incorporated in Bermuda whose principal office is at Wessex House, 45 Reid Street, PO Box HM 339, Hamilton, HM 12 (Arch Re).

WHEREAS GIC and Arch Re desire to amend the Agreement in the manner described below;

NOW THEREFORE, GIC and Arch Re hereby agree as follows:

1.                                      Section 15.1(a) of the Agreement is hereby replaced in its entirety with the following:

“(a)         Except as expressly required by Subclause 16.5 or 17.3 or as permitted by Subclause 15.2(b)(i), no Shareholder may transfer or otherwise dispose of or Encumber any of its Shares or any interest in any of its Shares for a period of five years from the date of this Amendment (the Initial Period).”

2.                                      Except as expressly set forth in this Amendment, the terms of the Agreement are unchanged, and said Agreement, as amended, shall continue in full force and effect.

3.                                      This Amendment shall be construed in accordance with and governed by English law.

4.                                      This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same Amendment, and any party may enter into this Amendment by executing a counterpart.

SIGNATORIES

Signed by	)
for GULF INVESTMENT CORPORATION GSC	)

/s/ Shafic Ali, Director, Principal Investments

Signed by	)
for ARCH REINSURANCE LTD.	)

/s/ Marc Grandisson, Chairman & CEO, Arch Worldwide Reinsurance Group and Director, Arch Reinsurance Ltd.